For the semi-annual period ended April 30, 2001
File number 811-07811
Prudential U.S. Emerging Growth Fund, Inc.




SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential U.S. Emerging Growth Fund, Inc. was held on February 22, 2001. At such meeting, the shareholders of the Fund approved the following proposals.

01.	Votes on Directors	                Votes For
Withheld

	Saul K. Fenster	                17,175,826		    440,752
Delayne Dedrick Gold	    	     17,172,819
443,759
Robert F. Gunia	                17,182,066		    434,512
	Douglas H. McDorkindale	     17,184,447		    432,131
W. Scott McDonald                    17,183,450		    433,128
Thomas T. Mooney		     17,180,619
435,959
	Stephen P. Munn		     17,182,905		    433,673
            David R. Odenath		     17,184,447		    432,131
Richard A. Redeker		     17,185,689
430,889
	Judy A. Rice			     17,174,934
431,644
Robin B. Smith 		     17,176,686		    439,892
Louis A. Weil III 		     17,183,111
433,467
Clay T. Whitehead		     17,175,683
440,895


02.	Approve a New Subadvisory Agreement between Prudential
Investments Fund
            Management LLC (PIFM) and Jennison Associates LLC.

Votes For 		Votes Against
	Abstentions

		16,752,435		456,808		407,335

03.	To permit PIFM to enter into or make material changes to subadvisory agreements without shareholder approval.

		Votes For 		Votes Against
	Abstentions

		12,007,081		1,009,464		438,538

04.	An amendment to the management agreement to permit PIFM to
allocate assets
among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against
	Abstentions

		12,222,118		781,836		451,129

5A.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Fund diversification.

	Votes For 		Votes Against
	Abstentions

		12,530,756		511,142		413,185

5B.	To approve certain changes to the Funds fundamental investment restrictions
or policies: Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against
	Abstentions

		12,254,844		750,785		449,454

5C.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against
	Abstentions

		12,345,983		669,065		440,035

5D.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against
	Abstentions

		12,234,028		774,560		446,495

5E.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Fund concentration.

	Votes For 		Votes Against
	Abstentions

	12,485,647		521,583		447,853




5F.	Not Applicable

5G.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against
	Abstentions

		12,205,538		791,419		458,126

5H.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against
	Abstentions

		12,264,349		708,173		482,561

07.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Funds current fiscal year.

		Votes For 		Votes Against
	Abstentions

		17,068,064		182,543		365,971








t:  \george\N-SAR\EGF\6-01\77C.doc.